CarParts.com Reports Record First Quarter 2023 Results

 Record First Quarter Sales of $175.5 million, up 6% Year over Year

13th Consecutive Quarter of Year over Year Sales Growth

TORRANCE, Calif. – May 2nd, 2023 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading e-commerce providers of automotive parts and accessories, and a one-stop shop for vehicle repair and maintenance needs, is reporting results for the first quarter ended April 1, 2023.

First Quarter 2023 Summary vs. Year-Ago Quarter

●	Net sales increased 6% year over year to $175.5 million and increased 20% on a two-year stack.
●	Gross profit increased 2% to $62.6 million, with gross margin of 35.6%.
●	Net income was $1.1 million or $0.02 per diluted share, compared to $2.1 million or $0.04 per diluted share.
●	Adjusted EBITDA was flat at $9.4 million.
●	Cash of $49.3 million and no revolver debt.

Management Commentary

“Q1 marked our 13th consecutive quarter of growth all while building up a robust balance sheet. Our team grew revenues and maintained profitability despite a challenging macro environment,” said David Meniane, CEO of CarParts.com.  “For the remainder of the year, we will continue to drive operating improvements, expand our assortment, and enhance our website with new functionality.”

“These results are the latest chapter in our success story, which is the product of a complete transformation that included a refreshed management team, restructured departments, new tech stacks, and improved operating efficiencies. No matter how you look at it, what the team has accomplished is remarkable. Our commitment to our customers, shareholders, and employees remains unwavering. And as we look ahead, we believe we can continue to drive growth, profitability, and shareholder returns.”

First Quarter 2023 Financial Results

Net sales in the first quarter of 2023 were $175.5 million, up 6% from the year-ago quarter.

Gross profit in the first quarter increased 2% to $62.6 million compared to $61.2 million in the year-ago quarter, with gross margin decreasing 120 basis points to 35.6%, primarily driven by unfavorable freight charges.

Total operating expenses in the first quarter were $61.9 million and 35.3% of sales compared to $58.8 million and 35.4% of sales in the year-ago quarter. The improvement in operating leverage was primarily driven by increased operating efficiencies combined with lower marketing expense as a percent of sales.

Net income in the first quarter was $1.1 million compared to net income of $2.1 million in the year-ago quarter.

Adjusted EBITDA in the first quarter was $9.4 million compared to $9.4 million in the year-ago quarter.

On April 1, 2023, the Company had a cash balance of $49.3 million, no revolver debt and no outstanding trade letters of credit (“LCs”), compared to no revolver debt, no outstanding trade LCs and a $18.8 million cash balance at prior fiscal year-end December 31, 2022.

Conference Call

CarParts.com CEO David Meniane, CFO Ryan Lockwood and COO Michael Huffaker will host a conference call today to discuss the results, followed by a question and answer period.

Date: Tuesday, May 2, 2023

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com is the go-to eCommerce platform for auto care and maintenance. We offer drivers quality parts at competitive prices and allow customers to schedule an appointment with a trusted mechanic directly from our website. We use world-class design principles and the latest technologies to deliver a fast, easy-to-use, and mobile-intuitive website. And with our company-owned national distribution network, we bring the best brands and manufacturers directly to consumers, cutting out the costs associated with brick-and-mortar retailers. Our team members around the globe are dedicated to Empowering Drivers Along Their Journey.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” and “EBITDAS,” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA, and EBITDAS, consist of net income (loss) before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense. A reconciliation of Adjusted EBITDA and EBITDAS to net income (loss) is provided below. With respect to EBITDAS from fiscal year 2018 (trailing twelve months ended December 29, 2018) provided below, we excluded the previously disclosed adjustments of employee transition costs, customs costs and proceeds from AutoMD sale in order to provide a more accurate comparison, adjusting only for share-based compensation expense.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA, and EBITDAS, as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 1, 2023	April 2, 2022
Net sales	$175.49	$166.05
Gross profit	$62.55	$61.16
	35.6%	36.8%
Operating expense	$61.92	$58.77
	35.3%	35.4%
Net income	$1.05	$2.10
	0.6%	1.3%
Adjusted EBITDA	$9.37	$9.42
	5.3%	5.7%

The table below reconciles net income to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 1, 2023	April 2, 2022
Net income	$1,051	$2,103
Depreciation & amortization	3,919	2,957
Amortization of intangible assets	11	28
Interest expense, net	347	291
Taxes	141	52
EBITDA	$5,469	$5,431
Stock compensation expense	$3,899	$3,992
Adjusted EBITDA	$9,368	$9,423

The table below reconciles net loss to EBITDAS for the periods presented (in thousands):

	Trailing Twelve Months Ended	Trailing Twelve Months Ended
	April 1, 2023	December 29, 2018
Net loss	$(2,003)	$(4,889)
Depreciation & amortization	14,569	5,802
Amortization of intangible assets	91	185
Interest expense, net	1,477	1,595
Taxes	721	(329)
EBITDA	$14,855	$2,364
Stock compensation expense	$11,203	$3,595
EBITDAS	$26,058	$5,959

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	April 1,	April 2,
	2023	2022
Net sales	$175,492	$166,053
Cost of sales (1)	112,941	104,891
Gross profit	62,551	61,162
Operating expense	61,915	58,771
Income from operations	636	2,391
Other income (expense):
Other income, net	914	56
Interest expense	(358)	(292)
Total other income (expense), net	556	(236)
Income before income taxes	1,192	2,155
Income tax provision	141	52
Net income	1,051	2,103
Other comprehensive gain (loss):
Foreign currency translation adjustments	—	20
Unrealized gain (loss) on deferred compensation trust assets	24	(34)
Total other comprehensive gain (loss)	24	(14)
Comprehensive income	$1,075	$2,089
Net income per share:
Basic net income per share	$0.02	$0.04
Diluted net income per share	$0.02	$0.04
Weighted-average common shares outstanding:
Shares used in computation of basic net income per share	55,047	53,251
Shares used in computation of diluted net income per share	58,037	57,172

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par Value Data)

	April 1,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$49,305	$18,767
Accounts receivable, net	9,745	6,406
Inventory, net	112,364	136,026
Other current assets	7,183	6,672
Total current assets	178,597	167,871
Property and equipment, net	24,423	24,290
Right-of-use - assets - operating leases, net	22,850	23,951
Right-of-use - assets - finance leases, net	18,401	19,750
Other non-current assets	2,589	2,537
Total assets	$246,860	$238,399
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$55,221	$57,616
Accrued expenses	20,924	16,466
Right-of-use - obligation - operating, current	4,640	4,571
Right-of-use - obligation - finance, current	4,601	4,753
Other current liabilities	6,071	4,622
Total current liabilities	91,457	88,028
Right-of-use - obligation - operating, non-current	20,306	21,412
Right-of-use - obligation - finance, non-current	14,826	15,916
Other non-current liabilities	3,202	2,971
Total liabilities	129,791	128,327
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 56,203 and 54,693 shares issued and outstanding as of April 1, 2023 and December 31, 2022 (of which 2,565 are treasury stock)	59	57
Treasury stock	(7,625)	(7,625)
Additional paid-in capital	303,185	297,265
Accumulated other comprehensive income	1,150	1,126
Accumulated deficit	(179,700)	(180,751)
Total stockholders’ equity	117,069	110,072
Total liabilities and stockholders' equity	$246,860	$238,399

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirteen Weeks Ended
	April 1,	April 2,
	2023	2022
Operating activities
Net income	$1,051	$2,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,919	2,957
Amortization of intangible assets	11	28
Share-based compensation expense	3,899	3,992
Stock awards issued for non-employee director service	6	6
Stock awards related to officers and directors stock purchase plan from payroll deferral	—	23
Amortization of deferred financing costs	16	4
Changes in operating assets and liabilities:
Accounts receivable	(3,362)	(1,445)
Inventory	23,662	(19,087)
Other current assets	(511)	(998)
Other non-current assets	(55)	(503)
Accounts payable and accrued expenses	2,399	18,296
Other current liabilities	1,450	(136)
Right-of-use obligation - operating leases - current	181	125
Right-of-use obligation - operating leases - long-term	(117)	(1)
Other non-current liabilities	232	(98)
Net cash provided by operating activities	32,781	5,266
Investing activities
Additions to property and equipment	(2,745)	(3,760)
Net cash used in investing activities	(2,745)	(3,760)
Financing activities
Borrowings from revolving loan payable	76	5,032
Payments made on revolving loan payable	(76)	(32)
Payments on finance leases	(1,242)	(844)
Net proceeds from issuance of common stock for ESPP	221	431
Proceeds from exercise of stock options	1,523	792
Net cash provided by financing activities	502	5,379
Effect of exchange rate changes on cash	—	6
Net change in cash and cash equivalents	30,538	6,891
Cash and cash equivalents, beginning of period	18,767	18,144
Cash and cash equivalents, end of period	$49,305	$25,035
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use finance asset acquired	$—	$3,206
Accrued asset purchases	$312	$1,560
Share-based compensation expense capitalized in property and equipment	$271	$314
Stock issued for services	$—	$81
Supplemental disclosure of cash flow information:
Cash (received) paid during the period for income taxes	$(34)	$15
Cash paid during the period for interest	$381	$306